EXHIBIT 10.5
KB HOME
1988 EMPLOYEE STOCK PLAN
(as amended and restated on October 2, 2008)
     SECTION 1. Purpose. The purpose of the KB Home 1988 Employee Stock Plan (the “Plan”) is to promote the success of KB Home, formerly Kaufman and Broad Home Corporation (the “Company”) by providing a method whereby key employees of the Company and its subsidiaries and certain other individuals may be encouraged to invest in the Common Stock, $1.00 par value, of the Company (“Common Stock”), increase their proprietary interest in its business, remain in the employ of the Company or its subsidiaries, and increase their personal interests in the continued success and progress of the Company. The Plan is an amendment and restatement of the KB Home 1988 Employee Stock Plan, which amendment and restatement shall be effective as of October 2, 2008 (the “Amendment Date”).
     SECTION 2. Definitions. As used in this Plan, the following terms shall have the indicated meanings:
     (a) Amendment Date: Amendment Date shall have the meaning set forth in Section 1 hereof.
     (b) Award: An award of restricted shares under Section 7 and, except for purposes of Section 7, a Stock Unit Award granted pursuant to Section 8.
     (c) Board: The Board of Directors of the Company.
     (d) Code: The Internal Revenue Code of 1986, as amended from time to time. All references to the Code or any section thereof shall include the Treasury Regulations and other Department of Treasury guidance issued thereunder.
     (e) Committee: The Personnel, Compensation and Stock Option Committee of the Board
     (f) Company: KB Home and its Subsidiaries.
     (g) Effective Date: Effective Date shall have the meaning set forth in Section 13(a) hereof.
     (h) Lapsing Formula: With reference to a particular Award under Section 7, a formula or schedule, and such other conditions as may be imposed, determined by the Committee and set forth in a Stock Restriction Agreement, as a basis for establishing the number of shares of Stock which may be released from the restrictions of an Award. A Lapsing Formula may differ from Participant to Participant and from Award to Award.

     (i) Limited Stock Appreciation Right: A right granted pursuant to Section 6(b) to receive cash in certain circumstances with respect to a related Option.
     (j) Option: A right to buy Common Stock granted pursuant to Section 6(a).
     (k) Option Agreement: The agreement reflecting the grant of an Option pursuant to Section 6(a).
     (l) Participant: A key employee or other individual selected to participate in this Plan pursuant to its terms.
     (m) Performance Objectives: With reference to a particular Award under Section 7, the threshold Performance Objective, target Performance Objective and super Performance Objective pertaining thereto, as determined by the Committee and specified in the applicable Stock Restriction Agreement, which objectives are the criteria established by the Committee which may accelerate the release of shares of Common Stock from the restrictions of such Award and its Lapsing Formula. The Performance Objectives may differ from Participant to Participant and from Award to Award.
     (n) Performance Period: With reference to a particular Award under Section 7, the period of time within which the Performance Objectives are to be achieved, as determined by the Committee and specified in the applicable Stock Restriction Agreement. The Performance Period may differ from Participant to Participant and from Award to Award.
     (o) Plan: The KB Home 1988 Employee Stock Plan, as it may be amended from time to time.
     (p) Section 409A: Section 409A of the Code and, for the avoidance of doubt only, the Treasury Regulations and other Department of Treasury guidance issued thereunder.
     (q) Stock Restriction Agreement: With reference to a particular Award, the agreement between the Company and the Participant containing the restrictions set forth in Section 7(e), the Lapsing Formula and the Performance Objectives.
     (r) Stock Unit Award: An award granted under Section 8.
     (s) Subsidiary: A subsidiary of the Company within the meaning of Section 424(f) of the Code.
     (t) Tax Date: The date on which taxes of any kind are required by law to be withheld with respect to shares of Common Stock subject to an Option or Award.
     SECTION 3. Administration.
     (a) The Committee shall have full power and authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be issued or adopted by the Board, to grant to eligible persons Awards, Options and Limited Stock Appreciation Rights with respect to shares of Common Stock pursuant to the provisions of the Plan, to fix the exercise price and other terms of such Options, to fix the terms of any Award in a manner consistent with the terms of Section 7, to prescribe, amend and rescind rules and regulations, if any, relating to the Plan, to interpret the provisions of the Plan, Stock Restriction Agreements and Option Agreements issued under the Plan, to amend such Option Agreements and Stock Restriction Agreements from time to time subject to the provisions of the Plan, and to supervise the administration of the Plan. No individual shall become a member of the Committee if he or she shall have been eligible to receive Awards or Options to acquire shares of capital stock of the Company or any subsidiary at any time during the 12-month period prior to becoming a member and no member of the Committee shall be eligible to receive Awards or Options.
     (b) All decisions made by the Committee pursuant to the provisions of the Plan and related orders or resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, stockholders, employees and optionees.
     (c) Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with any claim, action, suit or proceeding to which he or she may be a party by reason of any action taken or any failure to act under the Plan. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, or as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
     SECTION 4. Shares Subject to the Plan.
     (a) The shares to be delivered upon exercise of Options granted under the Plan or pursuant to Awards may be made available from the authorized but unissued shares of the Company or from shares reacquired by the Company, including shares purchased in the open market or in private transactions.
     (b) Subject to adjustments made pursuant to the provisions of Section 4(c), the aggregate number of shares to be delivered pursuant to Awards and upon exercise of all Options which may be granted under the Plan shall not exceed 3,000,000 shares of Common Stock. If an Option or Award granted under the Plan shall expire or terminate for any reason, other than by reason of the exercise of an associated Limited Stock Appreciation Right, or if an Award is forfeited, the shares subject to but not delivered under such Option or forfeited Award shall be available for other Awards or Options and associated Limited Stock Appreciation Rights granted to the same Participant or other Participants.
     (c) In the event of any stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below fair market value, or other similar corporate event affecting the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available to Participants under this Plan, the Committee shall make appropriate proportional adjustments to any or all of (1) the number and kind of shares which thereafter may be awarded or optioned and sold or made the subject of Limited Stock Appreciation Rights under the Plan, (2) the number and kind of shares subject to outstanding Options and Awards, and Limited Stock Appreciation Rights, and (3) the exercise price with respect to any of the foregoing and/or, if deemed appropriate, make provision for a cash payment to a Participant, including to reflect such an event occurring prior to an Award, the grant of which was intentionally deferred in anticipation of such event; provided, however, that the number of shares subject to any Option or Award shall always be a whole number. Any adjustment under this Section 4(d) shall be made only to the extent that such adjustment will not cause a violation of the requirements of Section 409A.
     SECTION 5. Eligibility and Extent of Participation.
     (a) The persons eligible to receive Awards, Options and associated Limited Stock Appreciation Rights under the Plan shall consist of key employees of the Company and other individuals who, in the Committee’s judgment, can make substantial contributions to the Company’s long-term profitability and value.
     (b) Subject to the limitations of the Plan, the Committee shall, after such consultation with and consideration of the recommendations of management as the Committee considers desirable, select from eligible persons those Participants to be granted Options and Awards and determine the time when each Option and Award shall be granted, the number of shares subject to each Option and Award and whether Limited Stock Appreciation Rights should be granted in connection with such Option, the number of shares for each Award and the restrictions associated with such Award. Subject to the provisions of Section 4, both Options and Awards may be granted to the same Participant.
     SECTION 6. Grants of Options and Limited Stock Appreciation Rights.
     (a) Grant of Options. Options on shares of Common Stock may be granted to Participants by the Committee from time to time at its sole discretion. Each Option shall be evidenced by an Option Agreement which shall contain such terms and conditions as may be approved by the Committee and shall be signed by an officer of the Company and the optionee. Neither the execution of any Option Agreement nor the granting of any Option evidenced thereby shall constitute or be evidence of any agreement or other understanding, express or implied, on the part of the Company or any Subsidiary to employ an individual for any specific period.
     (b) Grant of Limited Stock Appreciation Rights in the Event of Change of Ownership. If deemed by the Committee to be in the best interests of the Company, any Option granted on or after the effective date of the Plan may include a Limited Stock Appreciation Right at the time of grant of the Option; also, the Committee may grant a Limited Stock Appreciation Right with respect to any unexercised Option at any time after granting such Option prior to the end of its term, provided such Option was granted after the effective date of the Plan. Such Limited Stock Appreciation Rights shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose, provided that:
          (1) A Limited Stock Appreciation Right shall be exercisable only during the 91 day period specified in the last sentence of Section 9(a), provided, however, that no Limited Stock Appreciation Right shall be exercisable by an officer of the Company within six months of the date of its grant; and
          (2) A Limited Stock Appreciation Right shall, upon its exercise, entitle the optionee to whom such Limited Stock Appreciation Right was granted to receive an amount of cash equal to the amount by which the “Offer Price per Share” (as such term is hereinafter defined) shall exceed the exercise price of the associated Option, multiplied by the number of shares of Common Stock with respect to which such Limited Stock Appreciation Right shall have been exercised. Upon the exercise of a Limited Stock Appreciation Right, any associated Option shall cease to be exercisable to the extent of the shares of Common Stock with respect to which such Limited Stock Appreciation Right was exercised. Upon the exercise or termination of an associated Option, any related Limited Stock Appreciation Right shall terminate to the extent of the shares of Common Stock with respect to which such associated Option was exercised or terminated.
     The term “Offer Price per Share” as used in this Section 6(b) shall mean with respect to a Limited Stock Appreciation Right the higher of (i) the fair market value per share of Common Stock on the date of exercise of such Limited Stock Appreciation Right or (ii) the highest price per share for Common Stock paid or to be paid in the transaction, if any, giving rise to the event specified in clauses (1) or (2) (as the case may be) of Section 9(a) which triggered the exercisability of such Limited Stock Appreciation Right. For purposes of clause (ii) above, any securities or property which are part of the consideration paid or to be paid in such transactions shall be valued in determining the Offer Price per Share at the highest of (A) the valuation placed on such securities or property by the company, person or other entity engaging in such transaction, or (B) the valuation placed on such securities or property by the Committee.
     (c) Exercise Price.
          (1) The price at which each share of Common Stock may be purchased upon exercise of a particular Option shall be as specified by the Committee, in its sole discretion, at the time such Option is granted and shall not be less than 100% of the fair market value of a share of Common Stock at the time such Option is granted. The Option exercise price shall be set forth in the applicable Option Agreement.
          (2) If the Committee, in its discretion, shall deem it desirable, and subject to the requirements of Section 409A, if applicable, the grant of an Option may be made conditional upon the receipt of a payment therefor by the optionee. Such condition and the terms and conditions as to its satisfaction shall be set forth in the applicable Option Agreement which may also provide for the reimbursement to the optionee of any part or all of such payment under such circumstances as may be specified in such Option Agreement.
     (d) Exercise.

          (1) Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Option Agreement or thereafter, subject to Section 6(f) hereof, provided, however, that in no event may any Option granted hereunder be exercisable after the expiration of 15 years from the date of such grant. Subject to the foregoing, each Option Agreement shall specify the effect thereon of the death, retirement or other termination of employment of the optionee. In addition, the Committee may impose such other conditions with respect to the exercise of Options, including without limitation, any relating to the application of Federal or state securities laws, as it may deem necessary or advisable.
          (2) No shares shall be delivered pursuant to any exercise of an Option until payment in full of the exercise price therefor is received by the Company. Such payment may be made in cash, or its equivalent, or by exchanging shares of Common Stock owned by the optionee (which are not the subject of any pledge or other security interest), or by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the fair market value of any such Common Stock so tendered to the Company, valued as of the date of such tender, is at least equal to such exercise price. No optionee or the legal representative, legatee or distributee of an optionee, shall be deemed to be a holder of any shares subject to any Option prior to the issuance of such shares upon exercise of such Option.
     (e) Transferability of Options. An Option granted under the Plan, and any related Limited Stock Appreciation Right, may not be transferred except by will or the laws of descent and distribution and, during the lifetime of the person to whom granted, may be exercised only by such person.
     (f) Modifications. The Committee shall not amend an Option to reduce the per share exercise price (except as permitted by Section 4(c) hereof, extend the exercise period of an Option beyond the earlier of the latest date upon which the Option could have expired by its original terms under any circumstances or the tenth anniversary of the date of grant of such Option, or otherwise modify any Option or add any feature for the deferral of compensation in any manner that would cause a violation of the requirements of Section 409A.
     SECTION 7. Awards.
     (a) Grant of Restricted Stock Awards.
          (1) Selection of Participants. Subject to the terms of this Plan, the Committee shall select those Participants to whom Awards shall be granted for each Performance Period. Awards shall generally be made at the beginning of a Performance Period but may, in the Committee’s discretion, be made from time to time during the term of a Performance Period.
          (2) Award of Shares. The Committee shall determine the number of shares of Common Stock covered by each Award. After the close of, and, if appropriate, during the term of, each Performance Period, and at appropriate times based on the Lapsing Formula the

Committee shall determine whether the restrictions set forth in Section 7(e) hereof shall lapse with respect to a portion or all of the shares covered by an Award.
          (3) Form of Instrument. Each Award shall be made pursuant to a Stock Restriction Agreement in a form prescribed by the Committee. Such instrument shall specify the restrictions set forth in Section 7(e), a Lapsing Formula, a Performance Period and the Performance Objectives which, if achieved during the Performance Period with respect to which they were awarded, shall cause acceleration of the lapsing of restrictions imposed upon all or part of the shares covered by an Award.
     (b) Lapsing Formula and Performance Objectives. Each Award shall be subject to a Lapsing Formula pursuant to which the restrictions set forth in Section 7(e) shall lapse, unless such restrictions have earlier lapsed as to all or part of the shares due to achievement of Performance Objectives during the Performance Period. Each Award shall be subject to Performance Objectives which may be achieved by the Company during the Performance Period With respect to which the Award is made. Performance Objectives may relate to separate performance objectives for the Company or any Subsidiary or for any division, department or operation of the Company or any subsidiary. Notwithstanding anything else in this Plan to the contrary, the restrictions set forth in Section 7(e) shall not lapse with respect to a Restricted Stock Award prior to the third anniversary of the date of grant of such Award; provided, however, that the Committee may determine to have the restrictions set forth in Section 7(e) lapse after the first anniversary of the date of grant of an Award if the Committee has established Performance Objectives for such Award. Subject to the preceding sentence, once established, Performance Objectives and Lapsing Formulas may be changed, adjusted or amended during the term of a Performance Period or thereafter.
     (c) Rights with Respect to Shares. Subject to Section 7(d), each Participant to whom an Award has been made shall have absolute ownership of such shares including the right to vote the same and to receive dividends and other distributions thereon, subject, however, to the terms, conditions and restrictions described in this Plan and in the Stock Restriction Agreement.
     (d) Escrow. Shares of Common Stock issued pursuant to an Award shall be held in escrow by the Company until such time as the Committee shall have determined that the restrictions set forth in Section 7(e) shall have lapsed or until the shares subject to such Award are forfeited pursuant to Section 7(e)(2).
     (e) Restrictions Applicable to Awards. Each Stock Restriction Agreement under this Plan shall contain the following terms, conditions and restrictions and such additional terms, conditions and restrictions as may be determined by the Committee:
Until the restrictions set forth in this Section 7(e) shall lapse pursuant to Section 7(f), shares of Common Stock awarded to a Participant pursuant to each Award:
          (1) shall not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, and

          (2) except as otherwise set forth in the Stock Restriction Agreement, shall be forfeited and returned to the Company, and all rights of the Participant to such shares shall terminate without any payment of consideration by the Company, If the Participant’s continuous employment with or other service to the Company upon which an Award is based shall terminate with or without cause or as a result of any event or for any other reason.
     (f) Lapse of Restrictions.
          (1) Lapse of Restrictions Due to Achievement of Performance Objectives. As soon as practicable after the close of each Performance Period or prior thereto, if the Committee in its discretion deems it appropriate, the Committee shall determine whether the Performance Objectives established for such Performance Period have been achieved. Each Participant who has received an Award shall be notified as to whether the Performance Objectives established for the Performance Period have been achieved and the number of shares, if any, of Common Stock with respect to which the restrictions of Section 7(e) have lapsed.
          (2) Lapse of Restrictions Based on Lapsing Schedule. As to any shares covered by an Award as to which the restrictions imposed by Section 7(e) have not lapsed pursuant to paragraph (1) of this Section 7(f), such restrictions shall lapse in accordance with the Lapsing Formula for such Award.
     (g) Restrictive Legends. Certificates for shares of Common Stock delivered pursuant to Awards shall bear an appropriate legend referring to the terms, conditions and restrictions described in this Plan and in the applicable Stock Restriction Agreement. Any attempt to dispose of any such shares of Common Stock in contravention of the terms, conditions and restrictions described in this Plan or in the applicable Stock Restriction Agreement shall be ineffective. Any shares of Common Stock of the Company or other property, including cash, received by a Participant as a dividend or as a result of any stock split, combination, exchange of shares, reorganization, merger, consolidation or similar event with respect to shares of Common Stock received pursuant to an Award shall have the same status and bear the same legend and be held in escrow pursuant to Section 7(d) as the shares received pursuant to the Award unless otherwise determined by the Committee at the time of such event.
     (h) Designation of Beneficiaries. A Participant may designate a beneficiary or beneficiaries to receive such Participant’s Common Stock hereunder in the event of such Participant’s death, and may, at any time and from time to time, change any such beneficiary designation. All beneficiary designations and changes therein shall be in writing and shall be effective only if and when delivered to the Committee during the lifetime of the Participant.
     (i) The Committee may make adjustments or modifications, and its determination thereof shall be conclusive, in the Lapsing Formula, Performance Objectives or Performance Period to give effect to the intent of this Plan in connection with any event affecting the performance criteria established as the Performance Objectives, including without limitation, any reorganization, recapitalization, merger, consolidation, offering of additional shares of Common Stock or other change in the Company’s shareholders’ equity by means other than earnings, or any similar event. No such adjustment shall be made if it would reduce the benefits otherwise accruing to existing Participants under the Plan.
     SECTION 8. Stock Unit Awards.
     (a) Grant of Stock Unit Awards. In addition to granting Options, Limited Stock Appreciation Rights and Awards of restricted shares under Section 7, the Committee shall have authority to grant to Participants Stock Unit Awards which can be in the form of Common Stock or units, the value of which is based, in whole or in part, on the value of Common Stock. Subject to the provisions of the Plan, including Section 8(b) below, Stock Unit Awards shall be subject to such terms, restrictions, conditions, vesting requirements and payment rules (all of which are sometimes, hereinafter collectively referred to as “rules”) as the Committee may determine in its sole discretion, all such rules applicable to a particular Stock Unit Award to be reflected in writing and furnished to the Participant at the time of grant. The rules need not be identical for each Stock Unit Award.
     (b) Rules. In the sole discretion of the Committee, a Stock Unit Award may be granted subject to the following rules:
          (1) Any shares of Common Stock which are part of a Stock Unit Award may not be assigned, sold, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued or, if later, the date provided by the Committee at the time of the Award.
          (2) Stock Unit Awards may provide for the payment of cash consideration by the person to whom such Award is granted or provide that the Award, and Common Stock to be issued in connection therewith, if applicable, shall be delivered without the payment of cash consideration, provided that for any Common Stock to be purchased in connection with a Stock Unit Award the purchase price shall be at least 50% of the fair market value of such Common Stock on the date such Award is granted.
          (3) Stock Unit Awards may relate in whole or in part to certain performance criteria established by the Committee at the time of grant.
          (4) Stock Unit Awards may provide for deferred payment schedules, vesting over a specified period of employment, the payment (on a current or deferred basis) of dividend equivalent amounts, with respect to the number of shares of Common Stock covered by the Award, and elections by the employee to defer the payment of the Award or the lifting of restrictions on the Award, if any.
          (5) In such circumstances as the Committee may deem advisable, the Committee may waive or otherwise remove, in whole or in part, any restrictions or limitation to which a Stock Unit Award was made subject at the time of grant.
     SECTION 9. Special Rules.
     (a) Notwithstanding anything to the contrary in this Plan, unless otherwise specifically determined by the Committee at the time of grant, all Options theretofore granted and not fully exercisable shall become exercisable in full and the restrictions on all outstanding Awards shall lapse upon the occurrence of a Change of Ownership. A “Change of Ownership” shall be deemed to have occurred if either (1) individuals who, as of the Effective Date of this Plan, constitute the Board of Directors of the Company (the “Board of Directors” generally and as of the Effective Date, the “Incumbent Board”) cease for any reason to constitute at least a majority of the directors constituting the Board of Directors, provided that any person becoming a director subsequent to the Effective Date of this Plan whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least three-quarters (3/4) of the then directors who are members of the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is (A) in connection with the acquisition by a third person, including a “group” as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Act”), of beneficial ownership, directly or indirectly, of 20% or more of the combined voting securities ordinarily having the right to vote for the election of directors of the Company (unless such acquisition of beneficial ownership was approved by a majority of the Board of Directors who are members of the Incumbent Board), or (B) in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-ll of Regulation 14A promulgated under the Act) shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board, or (2) the Board of Directors (a majority of which shall consist of directors who are members of the Incumbent Board) has determined that a Change of Ownership triggering the exercisability of Options and the lapse of restrictions on Awards as described in this Section 9 shall have occurred. Options which become fully exercisable by reason of events specified in clauses (1) or (2) shall remain exercisable for 90 days following the date on which they become so exercisable, after which they will revert to being exercisable in accordance with their original terms, provided, however, that no Option which has previously been exercised or has expired or otherwise terminated shall become exercisable by virtue of this Section nor shall this Section permit exercise of any option during the portion, if any, of such 90 day period which follows the termination Or expiration of any such Option.
     (b) For purposes of this Plan and any Option or Award hereunder, termination of employment shall not be deemed to occur upon the transfer of any optionee from the employ of the Company to the employ of any Subsidiary or affiliate. For purposes of this Plan, “affiliate” means (1) any entity 50% or more of the voting interest in which is owned, directly or indirectly, by an entity which owns, directly or indirectly, 50% or more of the voting interest in the Company and (2) any entity which owns, directly or indirectly, 50% or more of the voting interest in the Company.
     SECTION 10. Delivery of Shares. No shares of Common Stock shall be delivered pursuant to an Award or any exercise of an Option until the requirements of such laws and regulations as may be deemed by the Committee to be applicable thereto are satisfied.
     SECTION 11. Financing and Withholding.
     (a) Withholding of Taxes. As a condition to the making of an Award, to the lapse of the restrictions pertaining to an Award, or to the delivery of shares in connection with the exercise of an Option, the Company may require the Participant to pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any taxes of any kind required by law to be withheld with respect to such shares of Common Stock.
     (b) Financing. If requested by a Participant who exercises an Option or who has received shares of Common Stock pursuant to an Award, the Committee may in its discretion provide financing to the Participant in a principal amount sufficient for the purchase of shares of Common Stock pursuant to such Option exercise or to pay the amount of taxes required by law to be withheld with respect to such Option exercise or such receipt of shares of Common Stock. Any such loan shall be subject to all legal requirements, and restrictions pertinent thereto, including if applicable, Regulation G promulgated by the Federal Reserve Board. The grant of an Option or Award shall in no way obligate the Company or the Committee to provide any financing whatsoever upon the lapse of restrictions on shares or the exercise of such Option.
     (c) Withholding of Shares.
          (1) If requested by a Participant who acquires shares of Common Stock upon the exercise of an Option or who has received Common Stock pursuant to an Award with respect to which the restrictions shall have lapsed, the Committee may in its discretion permit the Participant to satisfy any tax withholding obligations, in whole or in part, by having the Company withhold a portion of such shares with a value equal to the amount of taxes required by law to be withheld, based on the applicable minimum statutory withholding rates.
          (2) Requests by a Participant to have shares of Common Stock withheld shall be (A) made prior to the Tax Date and (B) irrevocable. In addition, in the event the Participant is an officer or director of the Company within the meaning of Section 16 of the Act, such requests must be made either six months prior to the Tax Date or in a ten day period beginning on the third day following the release of the Company’s quarterly or annual earnings statement.
     SECTION 12. Amendments, Suspension or Discontinuance. The Board of Directors may amend, suspend or discontinue the Plan. Notwithstanding the foregoing, except as permitted by Section 4(c), the Board may not, without prior approval of the shareholders of the Company, make any amendment which operates (a) to abolish the Committee, change the qualification of its members or withdraw the administration of the Plan from its supervision, (b) to make any material change in the class of eligible persons as defined in the Plan, (c) to increase the total number of shares of Common Stock which may be delivered in respect of Awards or on exercise of Options granted under the Plan, (d) to extend the maximum option period or the period which Options or Awards may be granted under the Plan or (e) to reduce the minimum permissible option exercise price or modify any Option except as permitted under Section 6(f) hereof.
     SECTION 13. Term of Plan.
     (a) Effective Date. The Plan became effective on July 25, 1988, the date it was approved and adopted by the Board (the “Effective Date”), and was subsequently approved by shareholders of the Company. This amendment and restatement shall be effective as of the Amendment Date as defined herein.

     (b) Expiration Date. As of the Amendment Date, the Plan has expired and no further Options or awards shall be granted under the Plan.
     SECTION 14. Section 409A.
     (a) To the extent that the Committee determines that any Option granted under the Plan is subject to Section 409A, the award agreement evidencing such Option shall comply with the requirements of Section 409A. To the extent applicable, the Plan and award agreements shall be interpreted in accordance with Section 409A, including without limitation any Treasury Regulations or other Department of Treasury guidance that may be issued or amended after the Effective Date or the Amendment Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Committee determines that any Option may be subject to Section 409A, including such Department of Treasury guidance as may be issued after the Effective Date or the Amendment Date, the Committee may adopt such amendments to the Plan and the applicable award agreement or adopt other policies and procedures (including amendments, policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions that the Committee determines are necessary or appropriate to (i) exempt the Option from Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Option, or (ii) comply with the requirements of Section 409A.
     (b) A Participant shall be solely responsible and liable for the satisfaction of all taxes, interest, and penalties that may be imposed on such Participant or for such Participant’s account in connection with an Option (including any taxes, interest, and penalties under Section 409A), and neither the Company nor its affiliates shall have any obligation to indemnify or otherwise hold such Participant harmless from any or all of such taxes, interest, or penalties.